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                                                                     EXHIBIT 5.1

                                  September 11, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

    RE:  FIRST PACIFIC NETWORKS, INC.
         REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    As legal counsel for First Pacific Networks, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 4,601,010 shares of Common Stock, par value $.001 per share (the "Common Stock"), issuable or potentially issuable by the Company upon conversion of up to 2,500 shares of Series E Preferred Stock (the "Series E Preferred Stock") of the Company and 1,500 shares of Series F Preferred Stock (the "Series F Preferred Stock") of the Company (collectively the "Preferred Shares") pursuant to respectively a Regulation S Subscription Agreement and a Regulation D Subscription Agreement between the Company and certain investors executing such Agreements and the Certificate of Designation of Series E Preferred Stock and the Certificate of Designation of the Series F Preferred Stock of the Company (collectively, the "Certificates of Designation").

    We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

    Based on such examination, we are of the opinion that the 4,601,010 shares of Common Stock of the Company being registered pursuant to the Registration Statement and to be sold by the selling stockholders are duly authorized shares of Common Stock and, if and when issued upon conversion of the Preferred Shares in accordance with the Certificates of Designation and cancellation of the Preferred Shares, will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

    This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

                                       Respectfully submitted,




                                       GRAY CARY WARE & FREIDENRICH
                                       A Professional Corporation